Exhibit 32.1
CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
The undersigned, Ronald J. Mittelstaedt and Worthing F. Jackman, being the duly elected and acting Chief Executive Officer and Chief Financial Officer, respectively, of Waste Connections, Inc., a Delaware corporation (the “Company”), hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of the Company on Form 10-Q for the three months ended June 30, 2011, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 22, 2011	By:	/s/ Ronald J. Mittelstaedt
Ronald J. Mittelstaedt
Chief Executive Officer

Date: July 22, 2011	By:	/s/ Worthing F. Jackman
Worthing F. Jackman
Executive Vice President and Chief Financial Officer